SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 25, 2006

                          IR BIOSCIENCES HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                               ------------------
                          (State or other jurisdiction
                                of incorporation)

       033-05384                                          13-3301899
   ------------------                                  ------------------
     (Commission                                        (IRS Employer
     File Number)                                     Identification No.)


 4021 North 75th Street, Suite 201 Scottsdale, Arizona          85251
--------------------------------------------------------------------------
 (Address of principal executive offices)                    (Zip Code)


                                   480-922-3926
             ------------------------------------------------------
               Registrant's telephone number, including area code

                                   Not applicable
             ------------------------------------------------------
        (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


Effective July 25, 2006, IR BioSciences Holdings, Inc. (the "Company") entered into an unsecured Senior Promissory Note in the amount of $250,000. Following the payment of commissions and expenses, the Company received net proceeds of approximately $210,000.

Effective August 1, 2006, the Company entered into two unsecured Senior Promissory Notes in the respective amounts of $50,000 and $20,000 (collectively, including the note dated July 25, 2006, referred to as the "Notes" and individually as the "Note"). Following the payment of fees and expenses, the Company received net proceeds of approximately $68,600.

The outstanding principal amount of each Note, plus interest at the rate of 12% per annum, is payable in cash on or before the earlier of (i) one year from the date of such Note or (ii) the date upon which the Company sells any of its equity or debt securities in a financing transaction, or a series of financings, with gross proceeds equal to $1,000,000 or more ("Subsequent Financing Transaction"); provided, however, that a Subsequent Financing Transaction will not include (x) issuances of common stock to employees of the Company, (y) the exercise of any options to purchase common stock of the Company that are outstanding as of the date hereof, or (z) the grant, issuance or exercise of options or common stock of the Company under the Company's stock, option, deferred stock and restricted stock plan for the purpose of satisfying the Company's payables.

Pursuant to the terms of the Notes, the Company agreed to use the proceeds from the Notes for working capital and general corporate purposes. The Company also agreed not to engage in any of the following actions, among others, so long as the Notes remain outstanding or any other amount is owed to the holder of the
Notes: (i) increase the base salary of any officer of the Company more than 5% per year unless required to do so by an outstanding employment agreement, (ii) pay any dividends, (iii) incur indebtedness which is senior or pari passu to the Notes, (iv) sell account receivables, (v) expend more than $100,000 in any fiscal year for capital expenditures, or (vi) advance money to or invest in any firm, corporation or other person, except in certain enumerated situations. In an event of default, as defined in the Notes, the Notes shall become immediately due and payable, and during the continuation of an event of default, the Company must pay interest on the Notes in an amount equal to 2% per month until the event of default is cured or waived.

The Notes were sold to three investors, one of whom is a Director of the Company, who the Company had reasonable grounds to believe are "accredited investors" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The investors were provided access to business and financial information about the Company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in the Company. The Notes included a legend to the effect that the Notes were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption from registration. No general solicitation or advertising was used in connection with the transaction. The Company paid Joseph Stevens & Company, Inc. a placement agent fee of $25,000 equal to 10% of the face amount of the $250,000 note dated July 25, 2006.

The issuance of the Notes was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act and the rules and regulations, including Regulation D thereunder, as transactions by an issuer not involving a public offering.

The above description, which summarizes the material terms of the Notes, is not complete. Please read the full text of the Notes, which have been filed with the Securities and Exchange Commission as Exhibits 10.2, 10.3 and 10.4 to this Form 8-K.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1 Unsecured 12% Senior Promissory Note dated July 25, 2006 in the amount of $250,000.
10.2 Unsecured 12% Senior Promissory Note dated August 1, 2006 in the amount of $50,000.
10.3 Unsecured 12% Senior Promissory Note dated August 1, 2006 in the amount of $20,000.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IR BioSciences Holdings, Inc.

Date: August 4, 2006

By:     /s/ Michael K. Wilhelm
        -----------------------
        Name:  Michael K. Wilhelm
        Title: Chief Executive Officer

                                  EXHIBIT INDEX

10.1 Unsecured 12% Senior Promissory Note dated July 25, 2006 in the amount of $250,000.
10.2 Unsecured 12% Senior Promissory Note dated August 1, 2006 in the amount of $50,000.
10.3 Unsecured 12% Senior Promissory Note dated August 1, 2006 in the amount of $20,000.